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                                   EXHIBIT 21

                  SUNAMERICA INC. AND CONSOLIDATED SUBSIDIARIES
                              LIST OF SUBSIDIARIES

List of subsidiaries and certain other affiliates with percentage of voting securities owned by SunAmerica Inc. or SunAmerica Inc.'s subsidiary which is the immediate parent.

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
                                                     PERCENTAGE OF VOTING
                                                     SECURITIES OWNED BY
                                                     COMPANY OR COMPANY'S
                                                     SUBSIDIARY WHICH IS THE
NAME OF COMPANY                                      IMMEDIATE PARENT
===============                                      =======================
ARIZONA CORPORATIONS:                                         %
   Anchor National Life Insurance Company                     100
   SunAmerica Life Insurance Company of America               100
   SunAmerica National Life Insurance Company                 100

CALIFORNIA CORPORATIONS:
   CalFarm Life Insurance Company                             100
   Imperial Premium Finance of California, Inc.               100

COLORADO CORPORATION:
   Resources Trust Company                                    100

DELAWARE CORPORATIONS:
   Royal Alliance Associates, Inc.                            100
   SunAmerica Asset Management Corp.                          100
   SunAmerica Capital Services, Inc.                          100
   SunAmerica Capital Trust II                                100
   SunAmerica Capital Trust III                               100
   SunAmerica Capital Trust IV                                100
   SunAmerica Capital Trust V                                 100
   SunAmerica Capital Trust VI                                100
   SunAmerica Fund Services, Inc.                             100
   Imperial Premium Finance, Inc.                             100
   SunAmerica Securities, Inc.                                100

GEORGIA CORPORATIONS:
   SunAmerica Financial, Inc.                                 100
   Koegler Investment Advisory, Inc.                          100

NEW YORK CORPORATIONS:
   Advantage Capital Corporation                              100
   First SunAmerica Life Insurance Company                    100
   John Alden Life Insurance Company of New York              100
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